UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2018

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On May 11, 2018, SN EF UnSub, LP, an unrestricted, non-guarantor subsidiary of Sanchez Energy Corporation (the “Company”) for purposes of the agreements governing the Company’s indebtedness (“SN UnSub”), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a First Amendment (the “Amendment”) to the First Lien Credit Agreement, dated as of March 1, 2017 (as amended or supplemented to date, the “UnSub Credit Agreement”).  The Amendment, among other things:

•                  increased the borrowing base under the UnSub Credit Agreement from $330 million to $380 million, with the next scheduled redetermination to follow on October 1, 2018;

•                  decreased the applicable margin on borrowings (x) in the case of alternate base borrowings, from a range of 1.75% to 2.75% to a range of 1.00% to 2.00% based on borrowing base utilization and (y) in the case of eurodollar borrowings, from a range of 2.75% to 3.75% to a range of 2.00% to 3.00% based on borrowing base utilization;

•                  reduced the proven reserves minimum collateral requirement from 90% of the net present value of SN UnSub’s proven reserves discounted at a rate of 9% (the “PV-9”) to 85% of Sn UnSub’s PV-9;

•                  reduced the restrictions on SN UnSub’s ability to make certain investments, restricted payments and debt repayments by increasing the net total debt to consolidated EBTIDAX ratio incurrence test level from 2.75:1.00 to 3.00:1.00; and

•                  amended the maximum hedging covenant to permit SN UnSub to measure its maximum hedging coverage based on SN UnSub’s reasonably anticipated projected production as forecast under SN UnSub’s reasonable and justifiable internal projections from the date of measurement until the conclusion of such calendar year and for the subsequent three calendar years.

From time to time, the agents, arrangers, book runners and lenders under the SN UnSub Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to SN UnSub and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 by reference.

On May 14, 2018, the Company announced that it had entered into the Amendment described in this Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	First Amendment to First Lien Credit Agreement, dated as of May 11, 2018, among SN EF UnSub, LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 15, 2018	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer